As filed with the Securities and Exchange Commission on May 27, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sundance Energy Australia Limited

(Exact name of registrant as specified in its charter)

Australia	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

633 17th Street, Suite 1950 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Sundance Employee Option Plan

Sundance Energy Australia Limited Long Term Incentive Plan
(Full title of the plan)

Eric P. McCrady

Sundance Energy, Inc.

Chief Executive Officer

633 17th Street, Suite 1950

Denver, CO 80202

Tel: (303) 543-5700

(Name, address and telephone number, including area code, of agent for service)

with copies to:

William D. Davis II

Baker & McKenzie LLP

700 Louisiana, Suite 3000

Houston, Texas 77002

(713) 427-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b- 2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered (1)	Amount to be registered (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary Shares, without par value	25,000,000	$0.46	$11,500,000	$1,336.30

(1)         Ordinary shares, without par value (the “Ordinary Shares”), of Sundance Energy Australia Limited (the “Registrant”) being registered hereby relate to the Sundance Employee Option Plan and Sundance Energy Australia Limited Long Term Incentive Plan (collectively the “Plans”).

(2)         Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers an indeterminable number of additional securities as may be offered or issued as a result of the anti-dilution provisions of the Plans.

(3)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act and based upon the average high and low sales prices per Ordinary Share as reported by the Australian Securities Exchange on May 27, 2015 translated into U.S. dollars at an exchange rate of A$1.00 to $0.7756 as published by the Australian Reserve Bank on May 27, 2015.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”).  In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the United States Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Sundance Energy Australia Limited (the “Registrant”) will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy of any or all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with or furnished to the Commission by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

•                  The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2014, as filed with the Commission on May 15, 2015; and

•                  The description of the Ordinary Shares as set forth in the Registrant’s Registration Statement on Form 20-F, as amended, as filed with the Commission on July 11, 2014, and any further amendment or report filed for the purposes of updating such description.

In addition to the foregoing, each document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 6-K furnished by the Registrant (which indicate on their cover pages that they are incorporated herein by reference) subsequent to the date of this Registration Statement and prior to the filing of any post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Australian law.  Australian law provides that a company or a related body corporate of the company may provide for indemnification of officers and directors, except to the extent of any of the following liabilities incurred as an officer or director of the company:

•                  a liability owed to the company or a related body corporate of the company;

•                  a liability for a pecuniary penalty order made under section 1317G or a compensation order under section 1317H, 1317HA or 1317HB of the Australian Corporations Act 2001;

•                  a liability that is owed to someone other than the company or a related body corporate of the company and did not arise out of conduct in good faith; or

•                  legal costs incurred in defending an action for a liability incurred as an officer or director of the company if the costs are incurred:

•                  in defending or resisting proceedings in which the officer or director is found to have a liability for which they cannot be indemnified as set out above;

•                  in defending or resisting criminal proceedings in which the officer or director is found guilty;

•                  in defending or resisting proceedings brought by the Australian Securities & Investments Commission or a liquidator for a court order if the grounds for making the order are found by the court to have been established (except costs incurred in responding to actions taken by the Australian Securities & Investments Commission or a liquidator as part of an investigation before commencing proceedings for a court order); or

•                  in connection with proceedings for relief to the officer or a director under the Corporations Act, in which the court denies the relief.

Constitution.  Our Constitution provides, except to the extent prohibited by the law and the Corporations Act, for the indemnification of every person who is or has been an officer or a director of the company against liability (other than legal costs that are unreasonable) incurred by that person as an officer or director. This includes any liability incurred by that person in their capacity as an officer or director of a subsidiary of the company where the company requested that person to accept that appointment.

Indemnification Agreements.  Pursuant to Deeds of Access, Insurance and Indemnity, we have agreed to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

SEC Position.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description

4.1*	Constitution of Sundance Energy Australia Limited

4.2**	Sundance Employee Option Plan

4.3**	Sundance Energy Australia Limited Long Term Incentive Plan

5.1**	Opinion of Baker & McKenzie regarding the validity of the Ordinary Shares

23.1**	Consent of Baker & McKenzie (see Exhibit 5.1)

23.2**	Consent of Ernst & Young

23.3**	Consent of Grant Thornton LLP

23.4**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Power of Attorney (included on the signature pages to this Registration Statement)

* Filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, as amended, as filed with the Commission on July 11, 2014 and incorporated by reference herein.

**Filed herewith.

Item 9. Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)                               to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on May 27, 2015.

SUNDANCE ENERGY AUSTRALIA LIMITED

By:	/s/ Eric P. McCrady
Eric P. McCrady
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eric P. McCrady and Cathy L. Anderson, and each of them (with full power to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacity, in connection with this registration statement, including to sign and file in the name and on behalf of the undersigned as director or officer of the registrant any and all amendments or supplements (including any and all stickers and post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission and any applicable securities exchange, securities self-regulatory body or other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them (with full power to act alone), full power and authority to do and perform each and every act and things requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated on May 27, 2015:

Signature	Title

/s/ Michael D. Hannell	Chairman
Michael D. Hannell

/s/ Eric P. McCrady	Chief Executive Officer and Managing Director
Eric P. McCrady	(Principal Executive Officer)

/s/ Damien A. Hannes	Director
Damien A. Hannes

/s/ Neville W. Martin	Director
Neville W. Martin

/s/ H. Weldon Holcombe	Director
H. Weldon Holcombe

/s/ Cathy L. Anderson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Cathy L. Anderson

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements to Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of the Registrant in the United States on May 27, 2015.

Sundance Energy, Inc.

By:	/s/ Eric P. McCrady
Eric P. McCrady
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Constitution of Sundance Energy Australia Limited

4.2**	Sundance Employee Option Plan

4.3**	Sundance Energy Australia Limited Long Term Incentive Plan

5.1**	Opinion of Baker & McKenzie regarding the validity of the Ordinary Shares

23.1**	Consent of Baker & McKenzie (see Exhibit 5.1)

23.2**	Consent of Ernst & Young

23.3**	Consent of Grant Thornton LLP

23.4**	Consent of Netherland, Sewell & Associates, Inc.

24.1**	Power of Attorney (included on the signature pages to this Registration Statement)

* Filed as Exhibit 1.1 to the Registrant’s Registration Statement on Form 20-F, as amended, as filed with the Commission on July 11, 2014 and incorporated by reference herein.

**Filed herewith.